UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

5E Advanced Materials, Inc.

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5E ADVANCED MATERIALS ANNOUNCES THE EXPECTED APPOINTMENT OF CURTIS HÉBERT TO THE COMPANY’S BOARD OF DIRECTORS

Mr. Hébert will bring extensive expertise in regulatory affairs, law, government relations, and strategic business management to the Company’s Board of Directors

HESPERIA, CA., February 18, 2025 (GLOBE NEWSWIRE) – 5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas Complex, is pleased to announce the expected appointment of Curtis (Curt) Hébert, Jr. to its board of directors, subject to the successful completion of the Transaction and out-of-court restructuring discussed below..

Mr. Hébert will bring over three decades of valuable experience to 5E’s board as a recognized leader in the power and energy industry, with extensive experience as a state and federal regulator, energy attorney, and executive business leader. Mr. Hébert is currently a partner at Brunini Law Firm where he represents and advises clients on federal, state, and local regulatory matters across the energy industry. Previously, Mr. Hébert served as the Chief Executive Officer of Lexicon Strategy Group, where he advised financial, energy, and governmental clients on unique policy and regulatory needs. He has advised domestic and international clients across all segments of the energy value chain and has contributed to policy initiatives as a visiting scholar with the Bipartisan Policy Center. He spent a decade as executive vice president with Entergy Corp. (NYSE: ETR), a Fortune 250 Energy Company. Notably, Mr. Hébert was a presidential appointee, serving as chairman and commissioner of the Federal Energy Regulatory Commission (FERC) from 1997 to 2001. Mr. Hébert earned a Bachelor of Science from the University of Southern Mississippi and a Juris Doctor from the Mississippi School of Law.

Graham van’t Hoff, Chairman and Non-Executive Director of the 5E Board commented, "We are excited to welcome Curt to our board at what is an exciting time for our Company and its development. Curt will bring a deep understanding of energy markets, regulatory processes, and strategic execution, and all of these will be applied as we execute our operations and funding strategies. 5E and its shareholders will benefit from Curt’s invaluable expertise, leadership, and vision. His substantial experience navigating the regulatory landscape in Washington D.C. aligns seamlessly with the Company’s most critical strategic objectives and will help 5E in our commitment to driving sustained and growing shareholder value.”

Mr. Hébert commented, “I am thrilled for the opportunity to join the board of 5E Advanced Materials at a pivotal time in the Company’s development and growth trajectory. It is an incredibly exciting time for the Company, and I believe we have significant potential as we advance key value-creating initiatives in our 5E Boron Americas project. I look forward to working alongside the leadership team to drive strategic execution and create long-term value for our stakeholders as we progress toward becoming the leading domestic producer of boric acid.”

In addition to his directorship at 5E Advanced Materials, Mr. Hébert also serves as an independent director on the corporate board of Verde Clean Fuels, Inc. (Nasdaq: VGAS) and AleAnna, Inc. (Nasdaq: ANNA)..

Special Meeting of Stockholders

As previously disclosed, the Company will seek stockholder approval of an out-of-court restructuring transaction (the “Transaction”) at a special meeting of stockholders to be held on March 4, 2025 (the “Special Meeting”) for which 5E filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 3, 2025. The Definitive Proxy Statement contains additional details regarding the Transaction and other related stockholder proposals. The Transaction is crucial to strengthening the Company's balance sheet, funding the Company's next phase of development, and normalizing the capital structure.

The Board of Directors views the Transaction as being in the best interest of the Company and stockholders as a whole and recommends that all stockholders vote in favor of the Transaction and the related proposals at the Company's upcoming Special Meeting.

Contingency Considerations

The Company expects to implement the Transaction and restructuring through an out-of-court process. If the conditions precedent to consummating the out-of-court restructuring, including approval by the Company’s stockholders, cannot be timely satisfied, the Company expects to implement the restructuring through bankruptcy in a pre-packaged Chapter 11 plan, and Mr. Hébert will not be appointed to the Company’s Board of Directors. The Company believes that completing the out-of-court restructuring will allow it to avoid possible business disruptions, preserve valuable capital, and prevent additional expenses and other uncertainties that would result from commencing the bankruptcy cases to effectuate the pre-packaged Chapter 11 plan.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Special Meeting. In connection with the Special Meeting, the Company has filed the Definitive Proxy Statement with the SEC, and, on or about February 4, 2025, has mailed the Definitive Proxy Statement and a proxy card to each stockholder of record entitled to vote at the Special Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY'S PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Copies of the proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC's website, at www.sec.gov. In addition, stockholders may obtain free copies of the proxy statement and other relevant materials by directing a request to: 5E Advanced Materials, Inc., 9329 Mariposa Road, Suite 210, Hesperia, CA 92344.

Participants in Proxy Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the Transactions. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K filed with the SEC on September 9, 2024, and the Definitive Proxy Statement. Other information regarding the persons who may be deemed participants in the proxy solicitations in connection with the Transaction, and a description of any interests that they have in the Transaction, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials filed with the SEC regarding the Transaction. Stockholders, potential investors, and other interested persons should read the Definitive Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding the Company's business strategy, plans, goals, and objectives, including regarding the anticipated benefits of the Transaction and the Company's expectations regarding the anticipated changes to its Board of Directors, are forward-looking statements. When used in this press release, the words "believe," "project," "expect," "forecast," "anticipate," "estimate," "intend," "seek," "budget," "target," "aim," "strategy," "plan," "guidance," "outlook," "intent," "may," "should," "could," "will," "would," "will be," "will continue," "will likely result," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to continue as a going concern and to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependent on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our proposed Commercial Scale Boron Facility; our ability to obtain stockholder approval for and successfully implement the Transaction, and related matters on a timely manner or at all; our ability to obtain, maintain and renew required governmental permits for our development activities, including satisfying all mandated conditions to any such permits; the implementation of and expected benefits from certain reduced spending measures, the delisting of our securities from Nasdaq, which could limit investors' ability to transact in our securities, subject us to additional trading restrictions and substantially increase the number of shares issuable upon conversion of our outstanding convertible notes; and other risks and uncertainties set forth in our filings with the SEC from time to time. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be placed on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these and other risks, you should carefully review the risk factors and other disclosures in the Company's Annual Report on Form 10-K filed on September 9, 2024 and subsequent filings with the SEC throughout the year, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E's actual or expected financial or operating results or its securities.

For further information contact:

Joseph Caminiti or Nathan Skown Alpha IR Group FEAM@alpha-ir.com Ph: +1 (312) 445-2870